Securities and Exchange Commission
Washington, D.C. 20549

Form 8 - K Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report 							August 7, 1995
(Date of earliest event reported)

Intrenet, Inc.
(exact name of registrant as named in its charter)

Indiana
(State or other jurisdiction of incorporation)

0 - 14060              				       35 - 1597565
(Commission File Number)				 (IRS Employer Identification No.)

400 TechneCenter Drive, Suite 200  Milford, Ohio 45150
(Address of principal executive offices)


(513) - 576 - 6666
(Registrant's telephone number, including area code)

Item 5.		Other Events

On August 7, 1995, Intrenet, Inc. (the Company) issued the following press release relating to its second quarter 1995 earnings:

"Intrenet, Inc. [NASDAQ: INET] announced today revenues and earnings for the second quarter ended June 30, 1995. The Company reported revenues of $54.9 million for the second quarter compared with $55.1 million for the same period in 1994. Despite growth in the Company-operated fleet, revenues were flat in the second quarter of 1995 due to the stagnant U.S. economy, intense competition and softening rates. Net earnings for the quarter were $669,000, or $0.05 per share compared to $1.9 million or $0.15 per share for the same period in 1994 on a fully diluted basis. The second quarter's results reflect the impact of continuing losses at the Company's munitions carrier, C.I. Whitten. As previously reported, the Company is negotiating the sale of the operating assets of Whitten. The Company's performance was also unfavorably affected by increased costs for driver wages, reduced fleet operating efficiencies and increased driver and owner-operator recruiting expenses.

Revenues at the company's three flatbed carriers, Roadrunner Trucking, Eck Miller Transportation and Advanced Distribution System continued to improve in the second quarter, with combined revenues increasing to $47.1 million, a 6% improvement from $44.3 million in the second quarter of 1994.

Six Month Results

Revenues for the six months ended June 30, 1995 were $109.7 million, up nearly 5% from $104.6 million for the first six months of 1994. Net earnings for the first six months ended June 30, 1995, were $931,000 or $.08 cents per share, down from $3.0 million, or $0.23 cents per share reported for the prior year period on a fully diluted basis.

Jackson A. Baker, Intrenet's Chief Executive Officer, said,
"Our core flatbed carriers continue to grow, gaining in marketshare, despite a soft and highly competitive market. We are hopeful that the economy rebounds in the second half of 1995 because we believe we are positioned to take advantage of a stregthening economy".


                      Summary Financial Information
                             June 30, 1995
                 (In thousands Except for Per Share Data)

                     				  		     Three Months		         Six Months
                       				  		   Ended June 30		       Ended June 30

                        						   1995		    1994	      	1995	       1994

Operating Revenues	     		     $54,949 	  $55,071      $109,699	  $104,627

Operating Expenses   	      			(53,145)	  (51,871)     (106,617)   (99,147)

Operating Income			          	   1,804		    3,200	        3,082      5,480

Interest & other expenses   	     (849)    (1,002)       (1,752)    (1,990)

Earnings before income taxes       955	     2,198	        1,330	     3,490

Income Taxes					                 (286)	     (263)	        (399)      (523)

Net Earnings	            				     $669 	   $1,935          $931     $2,967

Earnings per Common and Common equivalent share

Net earnings [Primary]				       $0.05  	   $0.19	        $0.08      $0.30

Net earnings [Fully Diluted]      N/A       $0.15 	        N/A       $0.23

Primary Shares				          13,868,429 	9,992,800    12,200,277  9,980,472

Fully Diluted				                 N/A  13,629,164	         N/A  13,616,836
_____________________________________________________________________________

Balance Sheet Data					       June 30, 1995          December 31, 1994

Current Assets				           		  $30,334		                 $29,320

Current Liabilities		 				        32,472		                  28,329

Total Assets							               72,508		                  69,058

Long Term Debt	        					      14,180	  	                22,291

Shareholder's Equity						        23,856		                  16,438

_____________________________________________________________________________


Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


								Intrenet, Inc.

							  By:   Jonathan G. Usher, Vice President - Finance, and
                                    Chief Financial Officer

Dated:		August 8, 1995